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                                                                    EXHIBIT 10.1

                      [MACKENZIE - SHEA - INC. LETTERHEAD]


    AGREEMENT TO ENGAGE MACKENZIE SHEA, INC. ("MSI") AS BUSINESS CONSULTANTS
                FOR WANDERLUST INTERACTIVE, INC. ("WANDERLUST")


On the basis of previous telephone conversations and meetings between Wanderlust Interactive, Inc. ("Wanderlust") and Mackenzie Shea, Inc. ("MSI") as well as other discussions, preliminary financial statements, initial reports submitted by Wanderlust, and the representations that Wanderlust has made to MSI describing Wanderlust and its principals, the present and proposed business activities of Wanderlust, its operations, financial condition and capital structure, and various agreements and documents related thereto, MSI submits to Wanderlust a proposal for the terms pursuant to which MSI would be willing to consult to Wanderlust Interactive, Inc. in its efforts to seek additional business/business relationships that will be of benefit to Wanderlust.


I.   ENGAGEMENT
     Wanderlust hereby engages and retains MSI as an exclusive Business Consultant for and on behalf of Wanderlust to perform the Services (as that term is hereinafter defined) and MSI hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use its best efforts in providing such Services.

II.  INDEPENDENT CONTRACTOR
     MSI shall be, and in all respects be deemed to be, an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding. MSI shall not, by reason of this Agreement or the performance of the Services be or be deemed to be, an employee, agent, partner, co-venturer or controlling person of Wanderlust, and MSI shall have no power to enter into any agreement on behalf of or otherwise bind Wanderlust. MSI shall not have or be deemed to have, fiduciary obligations or duties to Wanderlust and shall be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as MSI in its sole, absolute and unfettered discretion may elect.

III. SERVICES
     MSI agrees to provide the following hereafter collectively referred to as the "Services".

     A. Assist Wanderlust in efforts to seek additional business/business relationships that will be of benefit to Wanderlust.

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Wanderlust Interactive, Inc.
10/1/97

        B. Advise Wanderlust and/or any of its affiliates in its negotiations with one or more individuals, firms or entities (the "Candidate(s)") who may have an interest in providing investment capital in the form of bridge financing, private placement financing, media financing, or in pursuing a form of Business Combination with Wanderlust. As used in this Agreement, the term "Business Combination" shall be deemed to mean any form of merger, acquisition, joint venture, licensing agreement, product, sales and/or marketing, distribution, combination and/or consolidation, etc. involving Wanderlust and/or any of its affiliates and any other entity. As used herein, the term "investment" shall include the contribution of anything of value by a Candidate to Wanderlust, its subsidiaries or affiliates. Wanderlust and MSI hereby confirm their express written intent that MSI shall only be required to devote such time to the performance of the Services as MSI shall, in its discretion, deem necessary and proper to discharge its responsibilities under this Agreement.

        C. MSI will advise Wanderlust in seeking up to five hundred thousand dollars ($500,000) in additional capital, in the form of either debt or equity.

        D. After Wanderlust has completed its initial round of financing, MSI will advise Wanderlust in structuring and issuing an additional three million to five million dollars ($3,000,000 - $5,000,000) of corporate securities, in the form of either debt or equity.

        E.      In conjunction with the Services, MSI agrees to:

                1. make itself available to the officers of Wanderlust at such mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising Wanderlust in the preparation of such reports, summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation ("Documentation") as shall be necessary, in the opinion of MSI, to properly present Wanderlust to other entities and individuals that could be of benefit to Wanderlust.

                2. make itself available for telephone conferences with the principal financial sales and/or operating officer(s) of Wanderlust during normal business hours.

                3. advise Wanderlust's management in corporate finance, structuring the nature, extent and other parameters of any private or other offer(s) to be made to Candidate(s).

                4. advise Wanderlust's management in evaluating proposals and participating in negotiations with Candidate(s).

                5. advise Wanderlust regarding company operations, staffing, strategy, and other issues related to building shareholder value as Wanderlust may reasonably request, consistent with the provisions of this Agreement.

IV.     EXPENSES
        It is expressly agreed and understood that MSI's compensation as provided in this Agreement does not include normal and reasonable out-of-pocket expenses. The expenses described in this paragraph shall be reimbursed by Wanderlust independent of any fees described in the section below titled, "COMPENSATION".

        A. "Normal and reasonable out-of-pocket expenses" shall include but are not limited to: accounting, long distance communication, express mail, outside consultants, travel (including: airfare, hotel lodging and meals, transportation, etc.), etc., and other costs involved in the execution of MSI's Services under this Agreement.

        B. It is also agreed that Wanderlust will pay all expenses incurred in connection with the preparation and printing of any Offering Memorandums, and any amendments thereto.

        C.      Wanderlust also agrees to pay its own and MSI's legal expenses.


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Wanderlust Interactive, Inc.
10/1/97

     D. MSI shall not incur any expense in excess of $1,000.00 without Wanderlust's prior consent, which consent shall not unreasonably be withheld.

     E. Wanderlust hereby agrees to compensate MSI promptly upon receipt of an expense invoice from MSI. Whenever feasible, MSI will request advance payment of approved expenses. The reimbursement for expenses shall not be subject to any maximum allocation, and shall be fully reimbursed.

V.   COMPENSATION
     In consideration for the Services, Wanderlust agrees that MSI shall be entitled to compensation and other consideration mutually understood, but not limited to the following:

     A. MSI will receive a non-refundable retainer of twenty thousand dollars ($20,000). Payment shall be made as operating funds become available but no later than the first break of escrow of the first funds to be received by Wanderlust through any financing.

     B. Wanderlust agrees that it may be necessary to hire certain professional individuals on a temporary or contract basis to execute some of MSI's recommendations/advice and Wanderlust agrees that it may be necessary to pay those individuals separately from this agreement at agreed upon rates. The current market value of those services may range from $1,500 to $2,500 per day depending on the expertise needed. Payment shall be made as operating funds become available but no later than the first break of escrow of the first funds to be received by Wanderlust through any financing.

     C. MSI will also receive a fee of two hundred and fifty thousand (250,000) shares of Wanderlust's common stock and five hundred thousand (500,000) Warrants to purchase an additional five hundred thousand (500,000) shares of common stock at $0.25 per share (the Execution Price) [These shares and warrants shall be referred to collectively as the "Engagement Stock"].

          1. The Engagement Stock shall be deemed earned and shall be restricted stock subject to Federal Securities Rule 144.

          2. MSI shall have "Piggyback Registration Rights" to register the Engagement Stock as part of any registration filing by the Company and "Demand Registration Rights" commencing nine (9) months from the date of the signing of this agreement which shall entitle MSI to demand the immediate registration of the Engagement Stock at the sole discretion of MSI.

          3. The Board of Directors of Wanderlust shall authorize that the Engagement Stock shall be issued upon the signing of this agreement, and shall be delivered immediately to MSI's counsel, Boyd & Chang, LLP. However, in no event shall the Engagement Stock be delivered later than seven (7) days from the date of the signing of this agreement.

          4. Should Wanderlust not complete a Bridge Loan financing (on terms acceptable to Wanderlust) within sixty (60) days of the completion of an Offering Memorandum approved by both MSI as well as Wanderlust, then Wanderlust will have the right to cancel the Warrants which comprise a portion of the Engagement Stock. The need for Bridge Loan Financing is currently estimated at up to five hundred thousand dollars ($500,000) in additional capital but this figure is subject to change based on the company's needs.

     D. For market positioning, strategic planning, and other business consulting work to be accomplished, a monthly fee of six thousand dollars ($6,000), payable in advance on the first (1st) day of the month, shall be paid by Wanderlust to MSI commencing upon the signing of this Agreement. In this case, the first payment shall be made as operating funds become available but no later than the first break of escrow of the first funds to be received by Wanderlust through any financing. All subsequent payments shall be made in advance on the first (1st) day of the month.


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          The monthly fees shall commence to accrue as of the signing of this
          Agreement. Said monthly fee of six thousand dollars ($6,000) shall continue for an additional twenty-four months (24), or shall end upon proper termination of this Agreement according to the section below titled, "TERM AND TERMINATION".

     E. If, at any time during the term of this Agreement and for a period of three years following the termination of this agreement, that Wanderlust merges with, acquires assets or any other property, or obtains any other financing from any of the entities, affiliations or persons MSI, its employees or former employees, agents, representatives advisors, or consultants introduces to Wanderlust, Wanderlust will pay a finder's fee in cash equal to:

          1. Four percent (4%) of the amount up to and including one million dollars.

          2. Three percent (3%) of the amount above one million dollars but less than two million.

          3.   Two percent (2%) of the amount above two million dollars.

          of the total gross proceeds of such transaction. If required by applicable law, or at the election of MSI, the finder's fee will be deemed to have been earned by and be paid to a placement agent selected exclusively by MSI. Two entities are excluded from this arrangement. Charles Lewis, Zytel and any affiliated companies; Mark Lerner, Morgen Evan and any affiliated companies.

     F. Wanderlust hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of fees in any transaction with any corporation, partnership or individual, introduced by MSI to Wanderlust, in connection with any project, any loans or collateral, or other transaction involving any products, transfers or services, or addition, renewal extension, rollover, amendment, renegotiations, new contracts, parallel contracts/agreements, or third party assignments thereof.

     G. Wanderlust shall keep MSI up to date and apprised of all business market and legal developments related to the company and its operations and management. Accordingly, Wanderlust shall provide MSI with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation private placement memoranda, key contracts, employment and consulting agreements and other operational agreements. Wanderlust shall promptly notify MSI of the threat or filing of any suit, arbitration or administrative action, injunction, lien, claim or complaint and promptly forward a copy of all related documentation directly to MSI or at MSI's option to MSI's counsel. Wanderlust shall promptly notify MSI of all new contracts, agreements, joint ventures or filing with any state, federal or local administrative agency, including without limitation the SEC, NASD or any state agency, and shall provide all related documents, including copies of the exact documents filed, to MSI, including, without limitation, all annual reports, quarterly reports and notices of change of events, and registration statements filed with the SEC and any state agency, directly to MSI. Wanderlust shall also provide directly to MSI current financial statements, including balance sheets, check registers, check stubs, income statements, cash flows and all other documents provided or generated by Company in the normal course of its business and requested by MSI from time to time. MSI shall keep all documents and information confidential as described in the section below titled, "CONFIDENTIAL DATA".

VI.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     A. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either Wanderlust or MSI is a party or by which either entity may be bound or affected.

     B. Both Wanderlust and MSI have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

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      C.    This Agreement has been submitted to, ratified and approved by the respective Board of Directors of Wanderlust and MSI and the individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

      D. Wanderlust will cooperate with MSI, and will promptly provide MSI with all pertinent materials and requested information in order for MSI to perform its Services pursuant to this Agreement.

      E. When issued, the Shares of Wanderlust's Common Stock shall be duly and validly issued, fully paid and non-assessable.

      F. Wanderlust acknowledges and understands that MSI is neither a broker/dealer nor a Registered Investment Advisor and Wanderlust may be required to pay additional underwriting fees in connection with any offerings, underwritings or financings to the appropriate underwriter and/or funding entity in addition to any fees paid to MSI.

      G. Wanderlust hereby agrees to enter into an escrow agreement with an escrow agent suitable to both MSI as well as Wanderlust (the "Escrow Agent"), and agrees to abide by the terms of an escrow agreement set forth by the Escrow Agent and MSI.

      H. Wanderlust also agrees to enter into such additional agreements, sign such additional documents and provide such additional certifications and documentation as may be requested by MSI, the Escrow Agent, the Placement Agent, or such other parties related to the obtaining of capital for Wanderlust.

      I. Until termination of the engagement, Wanderlust will notify MSI promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of Wanderlust.

      J. Wanderlust and its President & CEO hereby agree that MSI and Wanderlust shall mutually agree upon a Public/Investor Relations Firm which shall perform; an analysis of Wanderlust's business and industry, following with a comprehensive background report that summarizes Wanderlust's corporate and financial profile that shall be distributed to investment professionals and the press. Develop a complete financial public relations program designed to enable Wanderlust to establish all of its business objectives and broaden recognition of Wanderlust in the financial community in the U.S. and abroad; and establish a comprehensive mailing list for Wanderlust, and maintain and update the list as necessary.

      K. Wanderlust also agrees to provide on a monthly basis, a summary of current shareholders of Company stock, and at such time, as Company's stock is listed and/or trading on a recognized stock exchange, company shall deliver monthly Depository Trust Corporation (DTC) shareholder summary sheets, or other such information as requested by MSI to be delivered to MSI within seven
            (7) days.

VII.  TERM AND TERMINATION

      A. In no event shall any termination be effective until the expiration of not less than ninety (90) days after the signing of this agreement.

      B. This Agreement shall be effective upon its execution and shall remain in effect for two (2) years from the date of the closing on any private placement.

      C. After ninety (90) days from the date hereof, Wanderlust shall have the right to terminate MSI's engagement hereunder by furnishing MSI with a thirty (30) day advance written notice of such termination. Upon receipt of such written notice, this Agreement will then terminate on the last


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              day of the next full calendar month. Notice of termination must be received before the end of the last day of the calendar month in order to terminate the agreement on the last day of the next full calendar month.

       D. However, no termination of this Agreement by Wanderlust shall in any way affect the right of MSI to receive as a result of the Services rendered hereunder:

              1. reimbursement for billed, accrued and/or unbilled disbursements and expenses which right the parties hereby agree and consent is absolute

              2. its fees, securities or Warrants on any transactions which result in Wanderlust receiving benefits hereunder

              3. the full amount of the fees or Warrants upon the closing of a Business Combination between Wanderlust and any Candidate

              4. MSI's monthly advisory fees through the date of termination.


VIII.  CONFIDENTIAL DATA

       A. MSI shall not divulge to others any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of Wanderlust, obtained by MSI as a result of its engagement hereunder, unless authorized, in writing by Wanderlust.

       B. Wanderlust shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of MSI, obtained by Wanderlust as a result of its engagement hereunder, unless authorized, in writing by MSI.

       C. MSI shall not be required in the performance of its duties to divulge to Wanderlust or any officer, director, agent or employee of Wanderlust, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such persons, firm or entity which may be a competitor or potential competitor of Wanderlust) which MSI may have or be able to obtain otherwise than as a result of the relationship established by this Agreement.


  IX.  COOPERATION WITH REGISTRATION OF SECURITIES

       Upon request by MSI, Wanderlust will cooperate with, approve, cause its counsel to execute and delivery opinions and execute as necessary, and in a timely manner, any Registration Statements and documents customarily utilized in connection therewith (including any and all amendments thereto including post-effective amendments), standby or other underwriting or selling agreements, instructions to its transfer agent, sales or transfer documentation reasonably requested by MSI that shall be necessary or required to implement MSI's or its assignees or investor's sale, transfer, pledge or hypothecation of the shares under the 33 Act, the securities or "blue sky" laws of the various states or the rules of any other governmental or governing body have jurisdiction thereover.


   X.  OTHER MATERIAL TERMS AND CONDITIONS

       A. BOARD MEMBERS. Wanderlust and its President & CEO hereby agree that through 1998 MSI shall be entitled to appoint one (1) member of the Board of Directors of Wanderlust and Wanderlust and its President & CEO will exercise their best efforts to sponsor such an appointment, which shall include casting all necessary votes in their control for such appointment. Any such nomination and appointment shall be independent of, and not in any way affected by MSI's advisory role as otherwise provided herein.

       B. INDEMNITY. Because MSI will be acting on Wanderlust's behalf, it is MSI's practice to receive indemnification. A copy of MSI's standard indemnification provisions (the "Indemnification Provisions") is attached to this Agreement as Exhibit A and is incorporated herein and made a


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              part hereof. Wanderlust hereby indemnifies MSI according with the provisions attached as Exhibit A.

       C. PROVISIONS. Neither termination nor completion of the assignment shall affect the provisions of this Agreement, and the Indemnification Provisions, which are incorporated herein, which shall remain operative and in full force and effect.

       D. ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

       E. ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and Agreements, both written and oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

       F. LAWS OF THE STATE OF CALIFORNIA. This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of California, irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the District or County Court of San Francisco County, California or the United States District Court for the District of California, and further agree and consent that personal service or process in any such action or proceeding outside of the State of California and San Francisco County shall be tantamount to service in person within San Francisco County, California and shall confer personal jurisdiction and venue upon either of said Courts.

       G. ASSIGNMENTS. The benefits of the Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of Wanderlust under this Agreement may not be assigned or delegated without the prior written consent of MSI, and any such purported assignment shall be null and void. Notwithstanding the foregoing, MSI may assign or delegate its obligations and rights under this Agreement upon five (5) days written notice, to other investment banking/business consulting firm of its choice in its sole discretion with consent of Company, in Company's sole discretion.

       H. ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

       I. ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

       J. NOTICES. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package


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            delivery service to each of the parties at the address appearing herein, and shall count from the date of mailing or the validated air bill.

      K. MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

      L. INJUNCTIVE RELIEF. solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, Wanderlust and MSI hereby agree, consent and acknowledge that, in the event of the failure by Wanderlust to pay the consideration to MSI or in the event of a breach of any other material term, MSI will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in the District or County Court of San Francisco County, State of California or the United States District Court for the District of California, without the necessity of proving damages and without prejudice to any other remedies which MSI may have at law or in equity. For the purposes of this Agreement Wanderlust hereby agrees and consents that upon a material breach of this Agreement as aforesaid, in addition to any other legal and/or equitable remedies MSI may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to obtain a permanent injunction enforcing this Agreement or barring enjoining or otherwise prohibiting Wanderlust from circumventing the express written intent of the parties as enumerated in this Agreement.

      M. ATTORNEY'S FEES. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorney's fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services, and will be not limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

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If you are in agreement with the foregoing, please execute and return one copy of this letter to the undersigned. Thank you. We look forward to working with you.

Very truly yours,                      APPROVED AND AGREED:

MACKENZIE SHEA, INC.                   WANDERLUST INTERACTIVE, INC.
44 Montgomery Street,                  Wanderlust & Adrenaline Entertainment
Suite 2405,                            5301 Beethoven Street
San Francisco, CA 94104                Suite 155
                                       Los Angeles, CA 90066

/s/ ROBERT W. KENDRICK                 /s/ JAY SMITH
-----------------------------          --------------------------------------
By: Robert W. Kendrick                 By: Jay Smith
Its President                          Its President


10/1/97                                10/3/97
-----------------------------          --------------------------------------
Date of execution                      Date of execution

Attachments:      Exhibit A   Indemnification Agreement:

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                              MACKENZIE SHEA, INC.
                        44 MONTGOMERY STREET, 24TH FLOOR
                            SAN FRANCISCO, CA 94104

                                  AMENDMENT A
                                       TO
                              AGREEMENT TO ENGAGE
              MACKENZIE SHEA, INC. ("MSI") AS BUSINESS CONSULTANTS
                FOR WANDERLUST INTERACTIVE, INC. ("WANDERLUST")

This agreement shall serve as Amendment A to the "Agreement to Engage Mackenzie Shea, Inc. ("MSI") as Business consultants for Wanderlust Interactive, Inc. ("Wanderlust") [the "Agreement to Engage"] dated 10/1/97. This Amendment shall be attached to the original "Agreement to Engage" as "Amendment A".

This Amendment A shall only amend Section V, Paragraphs C and D of the original "Agreement to Engage". No other terms or conditions of the original "Agreement to Engage" shall be altered or changed in any way as a result of this Amendment.

V.   COMPENSATION

     C. In addition to the Engagement Stock outlined in the "Agreement to Engage", an additional three hundred and fifty thousand (350,000) Warrants to purchase three hundred and fifty thousand (350,000) common shares of Wanderlust at a price of sixty two and one half cents ($0.625) per share shall be issued immediately upon the signing of this Amendment A. Said Warrants shall be delivered immediately to the offices of MSI's counsel, Boyd & Chang, LLP.

     D. For market positioning, strategic planning and other business consulting work to be accomplished, the current monthly fee of six thousand dollars ($6,000) shall be changed to ten thousand dollars ($10,000) per month, commencing July 1, 1998. Effective on July 10, 1998, MSI shall also be entitled to a one-time payment of $12,000.

          i) Said monthly fee of ten thousand dollars ($10,000) shall continue as defined in the section of the original "Agreement to Engage" titled, "TERM AND TERMINATION".

          ii) At MSI's sole discretion, MSI may convert the fees due it to equity securities at prevailing market price as of the day of conversion.

               (1) The resulting securities shall be restricted shares and MSI shall have "Piggyback Registration Rights" to register the shares as part of any registration filing by Wanderlust.


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
If you are in agreement with the foregoing, please execute and return one copy of this letter to the undersigned. Thank you. We are very pleased to continue our relationship with you.

Very truly yours,                       APPROVED AND AGREED

MACKENZIE SHEA, INC.                    WANDERLUST INTERACTIVE, INC.
44 Montgomery Street,                   Wanderlust and Adrenalin Entertainment
Suite 2405,                             5301 Beethoven Street,
San Francisco, CA 94104                 Los Angeles, CA 90066


/s/ ROBERT W. KENDRICK                  /s/ JAY SMITH, III
-------------------------               ---------------------------
By Robert W. Kendrick                   By Jay Smith, III
Its President                           Its President


7/10/98                                 7/10/98
-------------------------               ---------------------------
Date of execution                       Date of execution



Amendment - Wanderlust Interactive, Inc.
4/6/98

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